Exhibit 21

AMC ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AC JV, LLC (Delaware) (32%)	Delaware
AMC Card Processing Services, Inc.	Arizona
AMC Concessionaire Services of Florida, LLC	Florida
AMC ITD, LLC	Kansas
AMC License Services, LLC	Kansas
AMC of Maryland, LLC	Maryland
AMC of Maryland II, LLC	Maryland
AMC Theatres of UK Limited	England
American Multi-Cinema, Inc.	Missouri
Centertainment Development, Inc.	Delaware
Muvico, LLC	Texas
Diginext, LLC (50%)	Delaware
Digital Cinema Distribution Coalition, LLC (Delaware) (14.67%)	Delaware
Digital Cinema Implementation Partners, LLC (Delaware) (29%)	Delaware
Loews Kaplan Cinema Associates Partnership (50%)	New Jersey
Midlands Water Association (NFP)	Illinois
Shawnee Theatres LLC	Delaware
Sundance Cinemas, LLC	Delaware
SVHoldco LLC (18.3%)	Delaware
ABC Cinemas Ltd	England
Bookit Ltd	England
Cinema International Corporation Lda	Portugal
Cinesa – Compania de Inciativas y Espectaculos SA	Spain
Digital Cinema Media Ltd (50%)	England
UCI Novoplex GmbH	Germany
Odeon & UCI Digital Operations Limited	England
Odeon and Sky Filmworks Ltd (50%)	England
Odeon and UCI Cinemas Digital Limited	England
Odeon and UCI Cinemas Holdings Limited	England
Odeon Cinemas (RL) Ltd	England
Odeon Cinemas Group Limited (fka AMC (UK) Acquisition Limited)	England
Odeon Cinemas Holdings Ltd	England
Odeon Cinemas Ltd	England
UCI Holdings Ireland Limited	Ireland
UCI Italia SPA	Italy
UCI Recupero e Sviluppo SpA	Italy
Digital Cinema Advertising S.r.l. (50%)	Italy
United Cinemas International (Ireland) Ltd	Ireland
United Cinemas International (UK) Ltd	England
United Cinemas International Acquisitions Ltd	England
United Cinemas International Kinoplex GmbH	Germany
United Cinemas International Multiplex BV	Netherlands

United Cinemas International Multiplex GmbH	Germany
NCG Holding AB	Sweden
Astoria Cinemas Grand AB (50%)	Sweden
Bergen Internasjonale Filmfestival AS (49%)	Norway
Bergen Kino AS (49%)	Norway
Bio Rex Cinemas Oy (50%)	Finland
Capa Kinoreklame AS (64.45%)	Norway
Ejendomsselskabet Kattjebjerg A/S (50%)	Denmark
Empire Bio A/S (17.75%)	Denmark
Finnkino Oy	Finland
Handelsbolaget Svenska Bio Lidingö (50%)	Sweden
Västerås Biografer, Aktiebolaget Svensk Filmindustri & Co (50%)	Sweden
Kinovsjon Norge AS (28.91%)	Norway
Location Norway AS (24.5%)	Norway
Naestved Bio A/S (50%)	Denmark
Odeon Kino AS (fka: SF Kino SA)	Norway
Odeon Kino Stavanger/ Sandnes AS (49%)	Norway
SBM Holding A/S (50%)	Denmark
Filmstaden AB (fka: SF Bio AB)	Sweden
Sydna Fastighetsforvaltning AB (50%)	Sweden
Winberg Kino AB (50%)	Sweden
Popcorn Companiget AS (24.50%)	Norway
Filmweb AS (4.70%)	Norway
DeinKinoticket GmbH (15%)	Germany
AMC EMEA Holdings LLC	Delaware
AMC UK Holding Limited	England
Odeon Finco PLC	England